AMENDMENT NO. 2

TO THE SUBADVISORY AGREEMENT

This Amendment No. 2 (the “Amendment”), made and entered into as of December 11, 2019, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and Conestoga Capital Advisors, LLC, a Delaware limited liability company (“Subadviser”), dated June 11, 2014, as amended June 1, 2018 (the “Agreement”).

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A thereto.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Conestoga Capital Advisors, LLC

By:	/s/ David Weiss	By:	Mark S. Clewett
	Signature		Signature

Name:	David Weiss	Name:	Mark S. Clewett
	Printed		Printed

Title:	Assistant Secretary	Title:	Managing Partner

AMENDMENT NO. 2

TO THE SUBADVISORY AGREEMENT

SCHEDULE A

[SCHEDULE LISTING FUND(S) AND FEE RATE(S) OMITTED]